UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2015

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Damastown, Mulhuddart
Dublin 15, Ireland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +353 1 880-8180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Mallinckrodt plc ("the Company") is filing this Current Report on Form 8-K to provide a recast of the presentation of its consolidated and combined financial statements filed with the Securities and Exchange Commission ("the SEC") in the Company's Annual Report on Form 10-K ("the 2014 Form 10-K") for the fiscal year ended September 26, 2014 filed on November 24, 2014 to reflect changes in the Company's reportable segments. As previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended December 26, 2014 filed with the SEC on February 3, 2015, the integration of Questcor Pharmaceuticals, Inc. was substantially completed during the first quarter of fiscal 2015. With this, and given the increased significance of the Specialty Brands business to the Company's results and the expected long-term growth of this business as compared to the Specialty Generics business, the Company has changed its reportable segments. The Company now presents the Specialty Brands and Specialty Generics businesses as reportable segments, along with the continued presentation of Global Medical Imaging as a reportable segment. The Company historically presented the Specialty Brands and Specialty Generics businesses within the Specialty Pharmaceuticals segment. These consolidated and combined financial statements and related footnotes, including prior year financial information, are presented to reflect the new reportable segments.

Attached as Exhibit 99.1 are the recast consolidated and combined financial statements and revised notes to the consolidated and combined financial statements, which reflect the change in reportable segments. Only the following notes have been revised and updated from their previous presentation:

•	Note 1 - Background and Basis of Presentation

•	Note 4 - Discontinued Operations and Divestitures

•	Note 5 - Acquisitions and License Agreements

•	Note 6 - Restructuring and Related Charges

•	Note 11 - Goodwill and Intangible Assets

•	Note 20 - Segment and Geographical Data

•	Note 23 - Subsequent Events

Additionally, Management's Discussion and Analysis of Financial Condition and Results of Operations and the Business section of the 2014 Form 10-K have been revised and updated from their previous presentation to reflect the change in reportable segments, and are attached as Exhibits 99.2 and 99.3, respectively.

The change in reportable segments had no impact on the Company's historical consolidated and combined financial position, results of operations or cash flows, as reflected in the recast consolidated and combined financial statements contained in Exhibit 99.1 to this Current Report on Form 8-K. The recast consolidated and combined financial statements do not represent a restatement of previously issued consolidated and combined financial statements.

No attempt has been made in this Current Report on Form 8-K to modify or update disclosures presented in the 2014 Form 10-K to reflect events or occurrences after the date of the filing of the 2014 Form 10-K, November 24, 2014. As such, this Current Report on Form 8-K should be read in conjunction with the 2014 Form 10-K and the Company's filings made with the SEC subsequent to the filing of the 2014 Form 10-K, including the Quarterly Report on Form 10-Q for the quarter ended December 26, 2014.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
23.1	Consent of Deloitte & Touche LLP.
99.1	Consolidated and Combined Financial Statements from the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 2014, revised solely to reflect the change in segment reporting.
99.2
Management's Discussion and Analysis of Financial Condition and Results of Operations from the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 2014, revised solely to reflect the change in segment reporting.

99.3	Business Section from the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 2014, revised solely to reflect the change in segment reporting.
101
The following materials from the Mallinckrodt plc Annual Report on Form 10-K for the fiscal year ended September 26, 2014 formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated and Combined Statements of Income, (ii) the Consolidated and Combined Statements of Comprehensive Income, (iii) the Consolidated Balance Sheets, (iv) the Consolidated and Combined Statements of Cash Flows, (v) the Consolidated and Combined Statements of Shareholders' Equity and (vi) related notes.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	April 3, 2015	By:	/s/ Matthew K. Harbaugh
		Name:	Matthew K. Harbaugh
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
23.1	Consent of Deloitte & Touche LLP.
99.1	Consolidated and Combined Financial Statements from the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 2014, revised solely to reflect the change in segment reporting.
99.2
Management's Discussion and Analysis of Financial Condition and Results of Operations from the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 2014, revised solely to reflect the change in segment reporting.

99.3	Business Section from the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 2014, revised solely to reflect the change in segment reporting.
101
The following materials from the Mallinckrodt plc Annual Report on Form 10-K for the fiscal year ended September 26, 2014 formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated and Combined Statements of Income, (ii) the Consolidated and Combined Statements of Comprehensive Income, (iii) the Consolidated Balance Sheets, (iv) the Consolidated and Combined Statements of Cash Flows, (v) the Consolidated and Combined Statements of Shareholders' Equity and (vi) related notes.